September 21, 2010

Donald G. Cox, CEO/President

BioMedical Technology Solutions Holdings, Inc.

9800 Mt. Pyramid Court, Suite 250

Englewood, CO 80112

Public Relations, Consultation and Marketing Agreement

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Mr. Cox,

This letter shall serve as an agreement (this "Agreement") by and between BioMedical Technology Solutions Holdings, Inc. (“BMTS”) and Kratos Consulting (“Kratos”), a division of Viper Enterprises (“Viper”), whereby Kratos will provide consulting, journalism and awareness services for BMTS in accordance with the terms set forth below.

CONTRACT TERM

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September 21, 2010 – March 21, 2011

SERVICES

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Kratos will provide general consulting services with regards to the OTC market, overall business and awareness strategies and journalism advice.  Kratos will also launch an investor awareness campaign and perform various investor relation services including but not limited to, news dissemination, creation and distribution of investor information, email campaigns, video chart presentations, features in newsletters, internet featured profiles.  Industry-related publications including online publications and forums will also be targeted along with investor-related activity as previously mentioned. The dissemination of information will be done through a network of connections to create maximum exposure including remaining a feature profile on www.OTCShowcase.com.  Kratos will also work as a liaison between BMTS and any other company hired by BMTS and agreed upon by Kratos for market awareness.  Kratos will work with BMTS on other shareholder related responsibilities including assisting in writing and/or editing company press releases, scheduling shareholder conference calls, monthly written shareholder updates, etc. to the fullest capacity or to the degree deemed appropriate by BMTS.  Non-disclosure agreements will be signed by Viper.

All services fully comply with all SEC rules, regulations and guidelines.

PAYMENT

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In consideration of the foregoing services performed by Kratos Consulting, BMTS shall pay a fee of 50,000 restricted shares of BMTL stock as follows:

Payment is required before commencement of any consultation or journalism activities by Kratos.

NOTE:  Should dilution of the BMTL stock during the term of the contract exceed 10% of the current issued and outstanding shares (currently 32 million), this contract is void and subject to renegotiation at no cost to Kratos.  Kratos shall retain all shares as payment for services rendered.

The certificates are to be titled as follows: Viper Enterprises

The certificates should be shipped via overnight delivery to:

PO Box 407

Walton, KY     41094

REPRESENTATIONS AND INDEMNITY

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This Agreement shall create a binding agreement for the Services, and each party agrees to be bound by the terms and conditions contained herein.  This contract supersedes any other contract agreed upon and signed between Kratos and BMTS. Each party represents and warrants to the other that it has the right to enter into this Agreement, and has the ability to perform its obligations hereunder. Each party further represents and warrants that the Services will not violate or infringe upon the intellectual property rights of any third party; or violate any applicable laws and/or regulations. Kratos makes no representation or warranty as to the effectiveness or level of success of the Campaign. Nothing in this Agreement will be construed as a guarantee regarding the outcome of future stock price. This document constitutes the entire agreement and understanding of the parties. No verbal agreements are binding. This Contract shall be governed by the laws of the State of Colorado. Any claims or legal action arising from this contract shall be held in Colorado. Each party shall, at its own expense, indemnify, defend, and hold harmless the other party and its affiliates from and against any claim, actions, liabilities, and damages, and any costs or expenses incurred in defending against same (including reasonable attorneys' fees), arising from any breach or alleged breach of the indemnifying party's representations and warranties.

GENERAL

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Neither party shall be liable for failure to perform its obligations under this Agreement in the event of an Act of God, action by any governmental or quasi-governmental entity, fire, flood, insurrection, riot, explosion, power interruption or any condition beyond the reasonable control of the party affected by any such act.

We look forward to starting our business relationship together and are eager to begin working on your campaign. If the foregoing meets with your approval, please execute this Agreement below and email it to andrew@kratosconsulting.com or mail to the address below.

/s/ Andrew R. Klips

/s/ Donald G. Cox

Andrew R. Klips

Donald G. Cox

President – Kratos Consulting

CEO/President

PO Box 407

BioMedical Technology SolutionsHoldings, Inc.

Walton, KY      41094

CONTRACT ACCEPTED as of

859-919-0383

September 21, 2010